SUNWARD RESOURCES LTD.

ANNUAL CONSOLIDATED FINANCIAL STATEMENTS

(Expressed in United States dollars, unless otherwise noted)

MARCH 31, 2015

INDEPENDENT AUDITORS' REPORT

To the Board of Directors of
Sunward Resources Ltd. and Subsidiaries

We have audited the accompanying consolidated financial statements of Sunward Resources Ltd. and subsidiaries (the "Company"), which comprise the consolidated statements of financial position as at March 31, 2015 and 2014 and the consolidated statement of operations and comprehensive loss, changes in equity and cash flows for the years then ended, and a summary of significant accounting policies and other explanatory information.

Management's Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in conformity with International Financial Reporting Standards; this includes the design, implementation, and maintenance of internal control relevant to the preparation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditors' Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in Canada and the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the Company's preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluation the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Sunward Resources Ltd. and subsidiaries as of March 31, 2015 and 2014 and the results of its operations and its cash flows for the years then ended in conformity with International Financial Reporting Standards as issued by the International Accounting Standards Board.

“DAVIDSON AND COMPANY”

Vancouver, Canada	Chartered Accountants

July 10, 2015

SUNWARD RESOURCES LTD.
Consolidated Statements of Financial Position
(Expressed in United States dollars, unless otherwise noted)

As at	March 31, 2015	March 31, 2014

ASSETS
Current assets
Cash and cash equivalents	$20,489,702	$23,466,266
Accounts receivable	5,137	34,321
Advances and deposits (note 5)	153,886	160,948
	20,648,725	23,661,535

Non-current assets
Plant and equipment (note 6)	449,816	856,118
Exploration and evaluation properties (note 7)	2,710,000	23,002,435
	3,159,816	23,858,553

TOTAL ASSETS	$23,808,541	$47,520,088

LIABILITIES
Current liabilities
Accounts payable and accrued liabilities (notes 10(c))	$160,125	$184,297
Equity tax liability (note 8)	1,512	97,041
	161,637	281,338

Non-current liabilities
Deferred share units liability (note 9(e))	110,507	55,460
	110,507	55,460

TOTAL LIABILITIES	272,144	336,798

EQUITY
Capital stock (note 9(d))	$83,967,981	$83,967,981
Reserves	31,103,739	30,628,564
Accumulated other comprehensive loss	(345,558)	(231,622)
Deficit	(91,189,765)	(67,181,633)
TOTAL EQUITY	23,536,397	47,183,290

TOTAL EQUITY AND LIABILITIES	$23,808,541	$47,520,088

Nature and continuance of operations (note 1)
Commitments and Contingencies (note 13)
Subsequent event (note 1)

The accompanying notes are an integral part of these consolidated financial statements.

On behalf of the Board:

/s/ Jay Sujir Director     /s/ Terry Palmer Director

SUNWARD RESOURCES LTD.
Consolidated Statements of Operations and Comprehensive Loss
(Expressed in United States dollars, unless otherwise noted)

	For the year ended
	March 31, 2015	March 31, 2014

EXPENSES
Administrative	$1,031,283	$2,022,008
Corporate consulting	-	111,113
Depreciation (note 6)	222,217	309,150
Exploration expenses (note 7)	1,546,064	3,624,488
Investor communications	24,233	95,425
Professional fees	106,721	252,047
Share-based compensation (note 9(f))	545,769	673,209
Transfer agent and filing fees	74,410	92,758
Travel	54,563	80,896
	3,605,260	7,261,094
OTHER EXPENSES (INCOME)
Interest income	(90,980)	(124,074)
Loss on disposal of plant and equipment	106,871	16,375
Finance costs	2,217	8,536
Foreign exchange loss	90,480	102,597
Impairment on exploration and evaluation properties (note 7)	20,292,435	-
Equity tax expense	1,849	-
NET LOSS FOR THE YEAR	$24,008,132	$7,264,528

OTHER COMPREHENSIVE LOSS
Foreign currency translation differences for foreign operations	113,936	248,933
TOTAL COMPREHENSIVE INCOME FOR THE YEAR	$24,122,068	$7,513,461

Basic and diluted loss per common share	$(0.17)	$(0.05)
Basic and diluted weighted average number of common shares outstanding	142,327,338	142,250,429

The accompanying notes are an integral part of these consolidated financial statements.

SUNWARD RESOURCES LTD.
Consolidated Statements of Changes in Equity
(Expressed in United States dollars, unless otherwise noted)

	Capital stock		Treasury shares
							Accumulated other
							comprehensive
	Number of shares	Amount	Number of shares	Amount	Reserves	Deficit	income (loss)	Total
Balance at March 31, 2013	143,402,338	$84,686,982	(1,300,000)	$(757,222)	$30,030,673	$(59,917,105)	$17,311	$54,060,639
Cancellation of treasury shares	(1,300,000)	(757,222)	1,300,000	757,222	-	-	-	-
Shares issued for cash - stock option exercise	225,000	21,753	-	-	-	-	-	21,753
Reclassification of grant-date fair value on exercise of stock options	-	16,468	-	-	(16,468)	-	-	-
Share-based payments	-	-	-	-	614,359	-	-	614,359
Translation adjustments	-	-	-	-	-	-	(248,933)	(248,933)
Net loss	-	-	-	-	-	(7,264,528)	-	(7,264,528)
Balance at March 31, 2014	142,327,338	$83,967,981	-	$-	$30,628,564	$(67,181,633)	$(231,622)	$47,183,290

Balance at March 31, 2014	142,327,338	$83,967,981	-	$-	$30,628,564	$(67,181,633)	$(231,622)	$47,183,290
Share-based payments	-	-	-	-	475,175	-	-	475,175
Translation adjustments	-	-	-	-	-	-	(113,936)	(113,936)
Net loss	-	-	-	-	-	(24,008,132)	-	(24,008,132)
Balance at March 31, 2015	142,327,338	$83,967,981	-	$-	$31,103,739	$(91,189,765)	$(345,558)	$23,536,397

The accompanying notes are an integral part of these consolidated financial statements.

SUNWARD RESOURCES LTD.
Consolidated Statements of Cash Flows
(Expressed in United States dollars, unless otherwise noted)

	For the year ended
	March 31, 2015	March 31, 2014

Cash flows provided from (used by):
OPERATING ACTIVITIES
Net loss for the year	$(24,008,132)	$(7,264,528)
Adjustments for items not affecting cash:
Share-based payments	545,769	673,209
Depreciation	222,217	309,150
Non-cash finance costs	2,218	8,536
Loss on disposal of plant and equipment	106,871	16,375
Impairment on exploration and evaluation properties	20,292,435	-
	(2,838,622)	(6,257,258)
Net changes in non-cash working capital items:
Decrease in accounts receivable	27,725	44,148
Decrease (increase) in advances and deposits	(1,181)	364,186
Decrease in accounts payable and accrued liabilities	(7,514)	(275,281)
Decrease in equity tax liability	(97,747)	(97,081)
Net cash flows used in operating activities	(2,917,339)	(6,221,286)

FINANCING ACTIVITIES
Shares issued on exercise of options	-	21,753
Net cash flows from financing activities	-	21,753

INVESTING ACTIVITIES
Purchase of plant and equipment	(4,864)	(17,360)
Proceeds on disposal of plant and equipment	82,078	74,998
Net cash flows from investing activities	77,214	57,638

Effects of exchange rate changes on cash and cash equivalents	(136,439)	(233,363)

Net decrease in cash and cash equivalents	(2,976,564)	(6,375,258)
Cash and cash equivalents, beginning of year	23,466,266	29,841,524
Cash and cash equivalents, end of year	$20,489,702	$23,466,266

Cash and cash equivalents consist of :
Cash	20,489,702	825,444
Bank short term deposits	-	22,640,822
	$20,489,702	$23,466,266

Cash paid during the year for interest	$-	$-

Cash paid during the year for income taxes	$-	$-

Supplementary cash flow information
Fair value of options transferred to capital stock from reserves on exercise of options	$-	$16,468
Cancellation of treasury shares	-	757,222

The accompanying notes are an integral part of these consolidated financial statements.

SUNWARD RESOURCES LTD.
Notes to the Consolidated Financial Statements
For the Years Ended March 31, 2015 and 2014
(Expressed in United States dollars, unless otherwise noted)

1.	NATURE AND CONTINUANCE OF OPERATIONS

Sunward Resources Ltd. (the “Company” and “Sunward”) is a publicly listed company incorporated under the Business Corporations Act (British Columbia) on April 11, 2008. The Company’s shares are listed on the Toronto Stock Exchange (“TSX”) and trade under the symbol “SWD”. The Company’s corporate office is located at 1410 – 1090 West Georgia Street, Vancouver, British Columbia, Canada and its registered office is located at 1600 – 609 Granville Street, Vancouver, British Columbia, Canada.

The Company, through its wholly owned subsidiaries, Sunward Investments Ltd. (“SIL”) and Sunward Resources Limited. (“Sunward BVI”), is currently engaged in the investment in and exploration of mineral resource properties in Colombia. During the year ended March 31, 2011, SIL acquired a 100% interest in Goldplata Resources Limited and La Muriel Mining Corporation. On December 14, 2011 SIL sold 100% of its interest in La Muriel to Goldplata Mining International Corporation for consideration of 1,300,000 Sunward common shares previously held by Goldplata International. On June 14, 2013, these treasury shares were cancelled.

The business of mining and exploring for minerals involves a high degree of risk and there can be no assurance that current exploration programs will result in profitable mining operations. The recoverability of the carrying value of exploration and evaluation properties and the Company's continued existence is dependent upon the preservation of its interest in the underlying properties, the discovery of economically recoverable reserves, the achievement of profitable operations, or the ability of the Company to raise alternative financing, if necessary, or alternatively upon the Company's ability to dispose of its interests on an advantageous basis. Changes in future conditions could require material write-downs of the carrying values. The Company's exploration assets are located outside of Canada and are subject to the risk of foreign investment, including political uncertainty, increases in taxes and royalties, renegotiation of contracts and currency exchange fluctuations.

These consolidated financial statements have been prepared on a going concern basis which assumes that the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future. The continuing operations of the Company are dependent upon its ability to continue to raise adequate financing and to commence profitable operations in the future. Based on the Company’s planned expenditures over the next twelve months, the Company believes that it has sufficient funds to meet its obligations as they become due. These consolidated financial statements do not include adjustments to amounts and classifications of assets and liabilities that might be necessary should the Company be unable to continue operations.

On April 23, 2015, the Company entered into a definitive arrangement agreement with NovaCopper Inc. (“NovaCopper”) pursuant to which NovaCopper has agreed to acquire all of the issued and outstanding common shares of Sunward by way of a court approved plan of arrangement.

2.	BASIS OF PREPARATION

Statement of compliance to International Financial Reporting Standards

These consolidated financial statements have been prepared in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (“IASB”). These consolidated financial statements have been prepared in accordance with IFRS standards and interpretations effective as of March 31, 2014 with significant accounting policies as described in Note 3.

These consolidated financial statements were approved by the Board of Directors and authorized for issue on June 19, 2014.

SUNWARD RESOURCES LTD.
Notes to the Consolidated Financial Statements
For the Years Ended March 31, 2015 and 2014
(Expressed in United States dollars, unless otherwise noted)

2.	BASIS OF PREPARATION (continued)

Basis of measurement

These consolidated financial statements have been prepared on a historical cost basis except for certain financial instruments which are measured at fair value, as explained in the accounting policies in Note 3.

Functional and presentation currency

These consolidated financial statements are presented in United States (“US”) dollars which is the functional currency of all of the Company’s subsidiaries. The functional currency of the Company is the Canadian dollar. References to “CAD” and “COP” are Canadian dollars and Colombian pesos, respectively.

3.	SIGNIFICANT ACCOUNTING POLICIES

These financial statements have been prepared in accordance with IFRS. The significant accounting policies adopted by the Company are as follows:

Principles of consolidation

These consolidated financial statements include the accounts off the Company and its wholly owned subsidiaries Sunward Holdings Ltd., Sunward Investments Ltd., Sunward Resources Limited (“Sunward BVI”) and Sunward Resources Sucursal Colombia. All inter-company transactions and balances have been eliminated upon consolidation.

Critical accounting estimates

The preparation of consolidated financial statements in accordance with IFRS requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the year. Actual results could differ from these estimates.

The following are the critical judgments and estimates that the Company has made in the process of applying the Company’s accounting policies and that have the most significant effect on the amounts recognized in the consolidated financial statements.

The preparation of these consolidated financial statements requires management to make judgments regarding the functional currencies of its subsidiaries discussed in Note 2.

Key Sources of Estimation Uncertainty

Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of financial statements in conformity with IFRS requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of assets and liabilities at the date of the consolidated financial statements and the reported amounts of expenses during the reporting periods. Actual results could differ from those estimates and such differences could be significant. Significant estimates made by management affecting the consolidated financial statements include:

SUNWARD RESOURCES LTD.
Notes to the Consolidated Financial Statements
For the Years Ended March 31, 2015 and 2014
(Expressed in United States dollars, unless otherwise noted)

3.	SIGNIFICANT ACCOUNTING POLICIES (continued)

Key Sources of Estimation Uncertainty (continued)

Share-based compensation

Share-based compensation expense is measured by reference to the fair value of the stock options at the date at which they are granted. Estimating fair value for granted stock options requires determining the most appropriate valuation model which is dependent on the terms and conditions of the grant. This estimate also requires determining the most appropriate inputs to the valuation model including the expected life of the option, volatility, dividend yield, and rate of forfeitures and making assumptions about them. The value of the share-based compensation expense for the years ended March 31, 2014 and 2013 along with the assumptions and model used for estimating fair value for share-based compensation transactions are disclosed in Note 9.

Deferred tax assets and liabilities

The measurement of deferred tax provision is subject to uncertainty associated with the timing of future events and changes in legislation, tax rates and interpretations by tax authorities. The estimation of taxes includes evaluating the recoverability of deferred tax assets based on an assessment of the Company’s ability to utilize the underlying future tax deductions against future taxable income prior to expiry of those deductions. Management assesses whether it is probable that some or all of the deferred income tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income, which in turn is dependent upon the successful discovery, extraction, development and commercialization of mineral reserves. To the extent that management’s assessment of the Company’s ability to utilize future tax deductions changes, the Company would be required to recognize more or fewer deferred tax assets, and future tax provisions or recoveries could be affected.

Useful life of equipment

Each significant component of an item of equipment is depreciated over its estimated useful life. Estimated useful lives are determined based on current facts and past experience, and take into consideration the anticipated physical life of the asset, existing long-term sales agreements and contracts, current and forecasted demand, and the potential for technological obsolescence.

Recoverability of exploration and evaluation assets

The carrying amount of the Company’s exploration and evaluation assets does not necessarily represent present or future values, and the Company’s exploration and evaluation assets have been accounted for under the assumption that the carrying amount will be recoverable. Recoverability is dependent on various factors, including the discovery of economically recoverable reserves, the ability of the Company to obtain the necessary financing to complete the development and upon future profitable production or proceeds from the disposition of the mineral properties themselves. Additionally, there are numerous geological, economic, environmental and regulatory factors and uncertainties that could impact management’s assessment as to the overall viability of its properties or to the ability to generate future cash flows necessary to cover or exceed the carrying value of the Company’s exploration and evaluation assets.

SUNWARD RESOURCES LTD.
Notes to the Consolidated Financial Statements
For the Years Ended March 31, 2015 and 2014
(Expressed in United States dollars, unless otherwise noted)

3.	SIGNIFICANT ACCOUNTING POLICIES (continued)

Cash and cash equivalents

Cash and cash equivalents are comprised of cash on deposit and highly liquid short-term interest bearing variable rate investments which are readily convertible into a known amount of cash.

Exploration and evaluation properties

Pre-exploration costs are expensed as incurred. Costs related to the exploration and development of exploration and evaluation assets are expensed as incurred. Costs to acquire exploration and evaluation assets are capitalized as incurred. The Company considers mineral rights to be tangible assets and accordingly, the Company capitalizes certain costs related to the acquisition of mineral rights.

Any option payments received by the Company from third parties or tax credits refunded to the Company are credited to the capitalized cost of the mineral property. If payments received exceed the capitalized cost of the mineral property, the excess is recognized as income in the year received. The amounts shown for exploration and evaluation assets do not necessarily represent present or future values. Their recoverability is dependent upon the discovery of economically recoverable reserves, the ability of the Company to obtain the necessary financing to complete the development, and future profitable production or proceeds from the disposition thereof.

Plant and equipment

Plant and equipment are recorded at cost less accumulated depreciation and accumulated impairment losses, if any. The cost of an item of plant and equipment consists of the purchase price, any costs directly attributable to bringing the asset to the location and condition necessary for its intended use, and an initial estimate of the costs of dismantling and removing the item and restoring the site on which it is located.

Depreciation is recognized using the straight-line method over the following terms:

Machinery & equipment	5 years
Furniture & fixtures	3 years
Processing equipment & computers	5 years
Automotive	5 years
Buildings	10 years

When parts of major components of equipment have different useful lives, they are accounted for as a separate item of equipment.

The cost of major overhauls of parts of equipment is recognized in the carrying amount of the item if is probable that the future economic benefits embodied within the part will flow to the Company, and its cost can be measured reliably. The carrying amount of the replaced part is derecognized. The costs of the day-to-day servicing of equipment are recognized in profit or loss as incurred.

Provision for closure and restoration

An obligation to incur closure and restoration costs arises with the retirement of tangible long-lived assets that the Company is required to settle. Such costs arising from the decommissioning of plant, mines and other site preparation work, discounted to their net present value, are provided for and capitalized at the start of each project to the carrying amount of the asset, along with a corresponding liability as soon as the obligation to incur such costs arises. The timing of the actual rehabilitation expenditure is dependent on a number of factors such as the life and nature of the asset, the operating license conditions and, when applicable, the environment in which the mine operates.

SUNWARD RESOURCES LTD.
Notes to the Consolidated Financial Statements
For the Years Ended March 31, 2015 and 2014
(Expressed in United States dollars, unless otherwise noted)

3.	SIGNIFICANT ACCOUNTING POLICIES (continued)

Provision for closure and restoration (continued)

Discount rates using a pre-tax rate that reflects the time value of money are used to calculate the net present value. These costs are charged against profit or loss over the economic life of the related asset, through depreciation using either the unit-of-production or the straight line method. The corresponding liability is progressively increased as the effect of discounting unwinds creating an expense recognized in profit or loss. Decommissioning costs are also adjusted for changes in estimates, regulatory requirements, discount rates and assumptions regarding the amount and timing of expenditures. Those adjustments are accounted for as a change in the corresponding capitalized cost, except where a reduction in costs is greater than the unamortized capitalized cost of the related assets, in which case the capitalized cost is reduced to nil and the remaining adjustment is recognized in profit or loss.

The increase in the provision due to the passage of time is recognized as finance cost.

Share-based compensation

Stock options

The fair value of share purchase options granted is recognized as a share-based payment with a corresponding increase in equity. The fair value of share purchase options granted is determined by the Black-Scholes option pricing model using amounts that are believed to approximate the volatility of the trading price of the Company’s stock, the expected lives of awards of share purchase options, the fair value of the Company’s shares and the risk-free interest rate. For employees, the fair value of the options is measured at the date of the grant. For non-employees, share-based payment measurements are based on the fair value of the goods or services received, unless that fair value cannot be estimated reliably. If the fair value of the goods or services received cannot be estimated reliably, the transaction is measured by referring to the fair value of the equity instruments granted. For non-employees, the fair value of the options is measured on the earlier of the date at which the counterparty performance is complete or the date the performance commitment is reached or the date at which the equity instruments are granted if they are fully vested and non-forfeitable. The estimated fair value of awards of share purchase options is charged to expense over the vesting period, with offsetting amounts to reserves. If the share purchase options are granted for past services, they are expensed immediately. If the share purchase options are forfeited prior to vesting, no o amounts are charged to expense. If share purchase options are exercised then the fair value of the options is reclassified from reserves to capital stock.

At each financial position reporting date, the amount recognized as an expense is adjusted to reflect the actual number of share purchase options that are expected to vest.

Deferred share units

The Company offers its directors and senior officers deferred share units (DSUs) whereby they may elect on an annual basis to receive their annual retainer in deferred share units. Discretionary DSU’s may be granted at the Board of Directors discretion. Each DSU entitles the holder to receive one common share of the Company when retiring from the Company.

The number of DSU’s granted is determined by multiplying the notional value of directors’ elected compensation by the daily average trading price of Sunward’s common shares on the TSX for the five trading days immediately preceding the grant date.

The fair value on grant date is recognized in the consolidated statement of operations and comprehensive loss. At the end of each reporting period until the liability is settled, and at the date of settlement, the fair value of the liability is re-measured, with changes in fair value recognized in the consolidated statement of operations and comprehensive loss.

SUNWARD RESOURCES LTD.
Notes to the Consolidated Financial Statements
For the Years Ended March 31, 2015 and 2014
(Expressed in United States dollars, unless otherwise noted)

3.	SIGNIFICANT ACCOUNTING POLICIES (continued)

Impairment on non-financial assets

At each date of the statement of financial position, the Company reviews the carrying amounts of its tangible and intangible assets to determine whether there is an indication that those assets have suffered an impairment loss. If any such indication exists, the recoverable amount of the asset is estimated in order to determine the extent of the impairment loss (if any). Where it is not possible to estimate the recoverable amount of an individual asset, the Company estimates the recoverable amount of the cash generating unit to which the assets belong. The recoverable amount is the higher of fair value less costs to sell and value in use. In assessing value in use, the estimated future cash flows are discounted to their present value using a pre-tax discount rate that reflects current market assessments of the time value of money and the risks specific to the asset. If the recoverable amount of an asset (or cash generating unit) is estimated to be less than its carrying amount, the carrying amount of the asset (or cash generating unit) is reduced to its recoverable amount. An impairment loss is recognized immediately in the statement of comprehensive income, unless the relevant asset is carried at a revalued amount, in which case the impairment loss is treated as a revaluation decrease. Where an impairment loss subsequently reverses, the carrying amount of the asset (or cash generating unit) is increased to the revised estimate of its recoverable amount, but so that the increased carrying amount does not exceed the carrying amount that would have been determined had no impairment loss been recognized for the asset (or cash generating unit) in prior years.

Foreign currency translation

The functional currency of an entity is the currency of the primary economic environment in which the entity operates. The functional currency determinations were conducted through an analysis of the consideration factors identified in IAS 21, The Effects of Changes in Foreign Exchange Rates. The presentation currency is the United States dollar (“USD”). The functional currency of the Company is the Canadian dollar. The functional currency of all of the Company’s subsidiaries is the USD. The assets and results of the Company have been translated into US dollars as follows: assets and liabilities using the exchange rate at period end; and income, expenses and cash flow items using the rate that approximates the exchange rate at the dates of the transactions. All resulting exchange differences arising from the translation of the Company are reported within accumulated other comprehensive income, as a separate component of equity.

In preparing the financial results of the individual entities, transactions in currencies other than the entity’s functional currency are recorded at the rates of exchange prevailing at the dates of the transactions. At each period end, monetary assets and liabilities denominated in currencies other than the functional currency of the individual entities are translated using the period end foreign exchange rate. Non-monetary assets and liabilities and equity are translated using the historical rate on the date of the transaction. All gains and losses on translation of these foreign currency transactions are included in the statement of operations.

Income taxes

Income tax expense comprises current and deferred tax. Current tax and deferred tax are recognized in profit or loss except to the extent that it relates to a business combination, or items recognized directly in equity or in other comprehensive income.

Current tax is the expected tax payable or receivable on the taxable income or loss for the year, using tax rates enacted or substantively enacted at the reporting date, and any adjustment to tax payable in respect of previous years.

SUNWARD RESOURCES LTD.
Notes to the Consolidated Financial Statements
For the Years Ended March 31, 2015 and 2014
(Expressed in United States dollars, unless otherwise noted)

3.	SIGNIFICANT ACCOUNTING POLICIES (continued)

Income taxes (continued)

Deferred tax is recognized in respect of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for taxation purposes. Deferred tax is not recognized for the following temporary differences: the initial recognition of assets or liabilities in a transaction that is not a business combination and that affects neither accounting nor taxable profit or loss, and differences relating to investments in subsidiaries and jointly controlled entities to the extent that it is probable that they will not reverse in the foreseeable future. In addition, deferred tax is not recognized for taxable temporary differences arising on the initial recognition of goodwill. Deferred tax is measured at the tax rates that are expected to be applied to temporary differences when they reverse, based on laws that have been enacted or substantively enacted by the reporting date. Deferred tax assets and liabilities are offset if there is a legally enforceable right to offset current tax liabilities and assets, and they relate to income taxes levied by the same tax authority on the same taxable entity, or on different tax entities, but they intend to settle current tax liabilities and assets on a net basis or their tax assets and liabilities will be realized simultaneously.

A deferred tax asset is recognized for unused tax losses, tax credits and deductible temporary differences, to the extent that it is probable that future taxable profits will be available against which they can be utilized. Deferred tax assets are reviewed at each reporting date and are reduced to the extent that it is no longer probable that the related tax benefit will be realized.

Loss per share

The Company uses the treasury stock method to compute the dilutive effect of options, warrants and similar instruments. Under this method the dilutive effect on earnings per share is recognized on the use of the proceeds that could be obtained upon exercise of options, warrants and similar instruments. It assumes that the proceeds would be used to purchase common shares at the average market price during the year.

Basic loss per share is calculated using the weighted-average number of shares outstanding during the year.

Financial assets

Financial assets, other than derivatives, are designated as available-for-sale, held-to-maturity, loans and receivables or at fair value through profit or loss (“FVTPL”). Financial assets classified as available-for-sale are measured on initial recognition plus transaction costs and subsequently at fair value with unrealized gains and losses recognized in other comprehensive income (loss) except for financial assets that are considered to be impaired in which case the loss is recognized in net income or loss. The Company has not classified any assets as available-for-sale for any period presented. Financial assets classified as held-to-maturity and loans and receivables are measured initially at fair value plus transaction costs and subsequently at amortized cost using the effective interest rate method. The Company’s accounts receivable are classified as loans and receivables. Financial assets classified as FVTPL are measured on initial recognition an nd subsequently at fair value with unrealized gains and losses recognized in income or loss. Transaction costs s are expensed for assets classified as FVTPL. The Company’s cash and cash equivalents are classified as FVTPL.

SUNWARD RESOURCES LTD.
Notes to the Consolidated Financial Statements
For the Years Ended March 31, 2015 and 2014
(Expressed in United States dollars, unless otherwise noted)

3.	SIGNIFICANT ACCOUNTING POLICIES (continued)

Financial liabilities

Financial liabilities are initially recognized at fair value less directly attributable transaction costs. Subsequently, financial liabilities are measured at amortized cost using the effective interest method. The effective interest method is a method of calculating the amortized cost of a financial liability and allocating the interest expense over the relevant period. The effective interest rate is the rate that exactly discounts estimated future cash payments through the expected life of the financial liability, or, where appropriate, a shorter period. The Company’s accounts payable and accrued liabilities and equity tax liability are measured at amortized cost and classified as other financial liabilities. Financial liabilities classified as FVTPL include derivatives, financial liabilities held for trading and financial liabilities designated upon recognition as FVTPL. Fair value changes on these liabilities are recognized in net income or loss. The Company’s deferred shares units liability is designated as FVTPL.

Segment reporting

The chief operating decision-maker has been identified as the Chief Executive Officer of the Company (the “CEO”). The Company has identified one reportable segment (the exploration primarily of gold). All concessions and substantially all the capital assets of the Company are situated in one geographic area, Colombia, as at the reporting date.

Comprehensive income (loss)

Comprehensive income (loss) is defined as the change in equity (net assets) from transactions and other events from non-owner sources. Other comprehensive income (loss) is defined as revenues, expenses, gains and losses that, in accordance with IFRS, are recognized in comprehensive income, but excluded from net income. This would include translation gains and losses on entities with a functional currency differing from the United States dollar and holding gains and losses from financial instruments classified as available-for-sale. For the years presented, comprehensive loss includes translation gains and losses resulting from the translation of the Company’s financial results from CAD to US dollars.

4.	NEW ACCOUNTING STANDARDS

Accounting Standards adopted during the year

Effective April 1, 2014, the following standards were adopted but have had no material impact on the financial statements:

•	IAS 32 (Amendment): Standard amended to clarify requirements for offsetting financial assets and financial liabilities.
•	IFRS 10 Investment Entities – Amendment.

SUNWARD RESOURCES LTD.
Notes to the Consolidated Financial Statements
For the Years Ended March 31, 2015 and 2014
(Expressed in United States dollars, unless otherwise noted)

4.	NEW ACCOUNTING STANDARDS (continued)

Accounting Standards issued but not yet adopted

Certain new standards, interpretations, amendments and improvements to existing standards were issued by the IASB or IFRIC that are mandatory for accounting periods beginning on or after April 1, 2015. Updates which are not applicable or are not consequential to the Company have been excluded thereof. The following have not yet been adopted by the Company and are being evaluated to determine their impact.

•	IAS 32 (Amendment): Standard amended to clarify requirements for offsetting financial assets and financial liabilities, effective for annual periods beginning on or after January 1, 2015.
•	IFRS 7: Amended to require additional disclosures on transition from IAS 39 and IFRS 9, effective for annual periods beginning on or after January 1, 2015.
•	IFRS 9: New standard that replaced IAS 39 for classification and measurement, tentatively effective for annual periods beginning on or after January 1, 2018.

5.	ADVANCES AND DEPOSITS

The Company’s advances and deposits are broken down as follows:

	March 31, 2015	March 31, 2014
Advances for land access	$68,178	$67,806
Other advances and deposits	66,641	47,898
Rent deposits for offices	19,067	45,244
	$153,886	$160,948

SUNWARD RESOURCES LTD.
Notes to the Consolidated Financial Statements
For the Years Ended March 31, 2015 and 2014
(Expressed in United States dollars, unless otherwise noted)

6.	PLANT AND EQUIPMENT

			Processing
	Machinery and	Furniture and	equipment and
	equipment	Fixtures	computers	Automotive	Buildings	Total
Cost
As at March 31, 2014	$585,661	$145,077	$319,544	$392,146	$247,673	$1,690,101
Additions	-	4,864	-	-	-	4,864
Eliminated on disposal	(109,204)	(50,765)	(82,921)	(256,089)	-	(498,979)
Balance as at March 31, 2015	$476,457	$99,176	$236,623	$136,057	$247,673	$1,195,986

Depreciation
As at March 31, 2014	$(196,806)	$(71,696)	$(226,908)	$(233,625)	$(104,948)	$(833,983)
Charged for the year	(54,641)	(18,102)	(52,551)	(48,649)	(48,274)	(222,217)
Eliminated on disposal	44,937	22,952	71,328	170,813	-	310,030
Balance as at March 31, 2015	$(206,510)	$(66,846)	$(208,131)	$(111,461)	$(153,222)	(746,170)

Net book value
As at March 31, 2014	$388,855	$73,381	$92,636	$158,521	$142,725	$856,118
As at March 31, 2015	$269,947	$32,330	$28,492	$24,596	$94,451	$449,816

			Processing
	Machinery and	Furniture and	equipment and
	equipment	Fixtures	computers	Automotive	Buildings	Total
Cost
As at March 31, 2013	$614,328	$170,765	$344,128	$502,971	$247,673	$1,879,865
Additions	-	16,826	534	-	-	17,360
Disposals	(28,667)	(42,514)	(25,118)	(110,825)	-	(207,124)
Balance as at March 31, 2014	$585,661	$145,077	$319,544	$392,146	$247,673	$1,690,101

Depreciation
As at March 31, 2013	$(156,636)	$(69,125)	$(157,120)	$(201,029)	$(56,674)	$(640,584)
Charged for the year	(65,682)	(22,387)	(78,212)	(94,595)	(48,274)	(309,150)
Eliminated on disposal	25,512	19,816	$8,424	61,999	-	115,751
Balance as at March 31, 2014	$(196,806)	$(71,696)	$(226,908)	$(233,625)	$(104,948)	$(833,983)

Net book value
As at March 31, 2013	$457,692	$101,640	$187,008	$301,942	$190,999	$1,239,281
As at March 31, 2014	$388,855	$73,381	$92,636	$158,521	$142,725	$856,118

SUNWARD RESOURCES LTD.
Notes to the Consolidated Financial Statements
For the Years Ended March 31, 2015 and 2014
(Expressed in United States dollars, unless otherwise noted)

7.	EXPLORATION AND EVALUATION PROPERTIES

The Company, through its wholly owned subsidiaries, SIL and Sunward BVI, is currently engaged in the investment in and exploration of mineral resource properties in Colombia. The Company’s current focus is on the Titiribi gold-copper porphyry project (known as the “Titiribi Project”), located southwest of the city of Medellin, in Antioquia Department, Colombia.

Title to mineral properties involves certain inherent risks due to the difficulties of determining the validity of certain claims as well as the potential for problems arising from the frequently ambiguous conveyancing history characteristic of many mineral properties. The Company has investigated title to all of its mineral properties, and to the best of its knowledge has title to all of them.

The Company’s exploration and evaluation properties consist of the following:

	Balance as at		Balance as at March
	March 31, 2014	Impairment	31, 2015
Titiribi Project, Colombia	$ 23,002,435	$ (20,292,435)	$ 2,710,000

During the year ended March 31, 2015, the Company assessed its assets for indicators of impairment in accordance with IFRS 6. As at March 31, 2015, the Company determined that there were indicators of impairment for its exploration and evaluation properties. The indicators of impairment resulted from the economic uncertainty in general and the downturn in the mining industry in particular, the decline in the Company’s market capitalization and the Company’s decision to significantly reduce future exploration expenditures until the equity and commodity markets for resource companies improve. As a result, the Company recorded a loss on impairment of $20,292,435 associated with the Titiribi property during the year ended March 31, 2015. The amount was determined based on the offered price for the Company’s mineral properties by NovaCopper, as part of the definitive agreement (Note 1).

The Company has incurred the following exploration expenses:

			Accumulated exploration
	For the year ended		expenses
	March 31, 2015	March 31, 2014	March 31, 2015
Assaying	$24,416	$76,541	$3,841,945
Camp costs	6,247	343,735	2,826,770
Drilling	-	94,333	20,989,771
Employee costs	379,087	1,060,463	6,971,490
Fuel and transportation	12,384	30,911	558,175
General and administrative costs (Medellin office)	335,482	265,764	1,419,579
Land access	307,265	778,534	3,331,301
Legal	10,863	5,755	462,420
Professional and technical services	307,832	655,771	3,830,211
Reclamation costs	109,848	233,546	1,126,218
Satellite imagery	-	-	378,073
Taxes	59,327	79,135	1,735,291
Recovery	(6,687)		(6,687)
	$1,546,064	$3,624,488	$47,464,557

SUNWARD RESOURCES LTD.
Notes to the Consolidated Financial Statements
For the Years Ended March 31, 2015 and 2014
(Expressed in United States dollars, unless otherwise noted)

8.	EQUITY TAX LIABILITY

The Company’s equity tax liability is summarized as follows:

	For the year ended
	March 31, 2015	March 31, 2014
Beginning of year, current and long-term	$97,041	$185,586
Accretion of discount	2,218	8,536
Exchange difference	3,177	4,475
Amount paid during the year	(102,436)	(101,556)
Amount recognized during the year	1,512	-
End of year, current	$1,512	$97,041

In December 2010, the Colombian government passed a law that imposes an equity tax levied on the January 1, 2011 net equity of the Company’s Colombian operations. The rate applicable to the Company’s Colombian operations is 4.8% . The equity tax is to be paid over a four-year period starting in 2011 through to 2014 in eight semi-annual installments in May and September each year.

Under the Colombian tax legislation, the full amount of the equity tax is required to be accrued as of January 1, 2011 at its fair value. At each subsequent period end, the liability is measured at amortized cost using the effective interest method. Accretion is recorded as finance costs.

Effective January 1, 2015, the Colombian government imposed a new wealth tax on all Colombian entities for 2015 to 2018 at a maximum rate of 1.15% for 2015; 1% for 2016; 0.4% for 20117 and 0% for 2018. The wealth tax is based on the Colombian entity’s net equity position at the beginning of each year with 25% minimum and maximum change in the net equity from the prior year. Amounts are payable and will be accounted for as an expense for the year.

As at March 31, 2015, the Company accrued $1,512 (COP 3,829,125) equity tax liability which will be paid in two installments during fiscal 2015.

9.	SHARE CAPITAL

a)	Authorized share capital

The Company has been authorized to issue an unlimited number of common shares without par value.

b)	Issued share capital

At March 31, 2015 and 2014, the Company had 142,327,338 common shares issued and outstanding with a value of $83,967,981.

SUNWARD RESOURCES LTD.
Notes to the Consolidated Financial Statements
For the Years Ended March 31, 2015 and 2014
(Expressed in United States dollars, unless otherwise noted)

9.	SHARE CAPITAL (continued)

c)	Warrants

Warrant transactions are summarized as follows:

	March 31, 2015		March 31, 2014
	Number	Weighted average	Number	Weighted average
	outstanding	exercise price	outstanding	exercise price

Outstanding, beginning of year	-	$-	38,000,000	$1.65
Expired	-	-	(38,000,000)	1.65
Outstanding, end of year	-	$-	-	$-

d)	Stock options

Under the Company’s stock option plan, the board of directors may grant options for the purchase of up to a total of 10% of the total number of issued and outstanding common shares of the Company. Options granted under the plan may vest over a period of time at the discretion of the board of directors. The maximum terms of the options is 10 years.

Options to purchase common shares have been granted to directors, employees and consultants at exercise prices determined by reference to the market value of the Company’s common shares on the date of the grant. The changes in options during the years ended March 31, 2015 and 2014 are as follows:

	March 31, 2015		March 31, 2014

	Number	Weighted average	Number	Weighted average
	outstanding	exercise price (CAD)	outstanding	exercise price (CAD)

Outstanding, beginning of year	4,993,334	$0.59	11,957,671	$1.35
Granted	4,490,000	0.16	2,475,000	0.27
Exercised	-	-	(225,000)	0.10
Expired	(500,000)	0.35	-	-
Forfeited	(45,000)	0.29	(183,337)	1.16
Cancelled	(378,334)	1.47	(9,031,000)	1.51
Outstanding, end of year	8,560,000	$0.34	4,993,334	$0.59

SUNWARD RESOURCES LTD.
Notes to the Consolidated Financial Statements
For the Years Ended March 31, 2015 and 2014
(Expressed in United States dollars, unless otherwise noted)

9.	SHARE CAPITAL (continued)

d)	Stock options (continued)

The estimated grant date fair value of the options granted during the years ended March 31, 2015 and 2014 was calculated using the Black-Scholes option pricing model with the following assumptions:

		For the year ended
		March 31, 2015		March 31, 2014
Forfeitures		3.00%		3.00%
Risk-free interest rate		1.48%		1.60%
Expected annual volatility		87.08%		92.61%
Expected life (in years)		5.00		4.15
Expected dividend yield		0.00%		0.00%
Weighted average share price	CAD	0.16	CAD	0.27
Weighted average grant date fair value per option	CAD	0.11	CAD	0.18

The following summarizes information about stock options outstanding and exercisable at March 31, 2015:

					Weighted average
					remaining
	Options			Estimated grant	contractual life (in
Expiry date	outstanding	Options exercisable	Exercise price (CAD)	date fair value	years)
					-
August 13, 2015	35,000	35,000	$0.60	$13,242	0.37
September 24, 2015	800,000	800,000	$0.85	$409,732	0.48
July 8, 2016	100,000	100,000	$1.50	$101,808	1.27
September 27, 2016	35,000	35,000	$1.88	$43,084	1.50
June 19, 2017	45,000	45,000	$1.49	$42,900	2.22
March 6, 2018	600,000	600,000	$0.74	$308,934	2.93
March 27, 2018	100,000	100,000	$0.57	$37,959	2.99
July 8, 2018	2,100,000	2,100,000	$0.26	$356,698	3.27
September 9, 2018	175,000	133,333	$0.40	$51,859	3.45
November 29, 2018	100,000	66,667	$0.22	$15,438	3.67
June 3, 2019	4,470,000	3,596,667	$0.16	$487,632	4.18
	8,560,000	7,611,667		$1,869,286	3.42

SUNWARD RESOURCES LTD.
Notes to the Consolidated Financial Statements
For the Years Ended March 31, 2015 and 2014
(Expressed in United States dollars, unless otherwise noted)

9.	SHARE CAPITAL (continued)

d)	Deferred share units (“DSU”)

During the year ended March 31, 2015, the Company issued 991,272 DSUs (March 31, 2014 – 278,766) to its directors with a weighted-average grant date fair-value of $0.12 per unit (March 31, 2014 – $0.21 per unit).

The Company’s DSU liability is summarized as follows:

	March 31, 2015		March 31, 2014
	Units	Value	Units	Value

Outstanding, beginning of year	278,766	$55,460	-	$-
Granted	991,272	120,704	278,766	58,238
Fair value adjustment	-	(50,110)	-	612
Exchange difference	-	(15,547)	-	(3,390)
Outstanding, end of year	1,270,038	$110,507	278,766	$55,460

e)	Share-based payments

Share-based payments for the years ended March 31, 2015 and 2014 consists of the following:

	For the year ended
	March 31, 2015	March 31, 2014
Stock options	$475,175	$575,079
Deferred share units	70,594	-
	$545,769	$575,079

10.	RELATED PARTY TRANSACTIONS

The financial statements include the accounts of Sunward Resources Ltd. and its subsidiaries as listed in the following table:

		Equity Ownership as at
	Country of	March 31, 2015	March 31, 2014
Name	Incorporation
Sunward Investments Limited	British Virgin Islands	100%	100%
Sunward Resources Limited	British Virgin Islands	100%	100%
Sunward Resources Sucursal Colombia	Colombia	100%	100%
Sunward Holdings Limited	Canada	100%	100%

SUNWARD RESOURCES LTD.
Notes to the Consolidated Financial Statements
For the Years Ended March 31, 2015 and 2014
(Expressed in United States dollars, unless otherwise noted)

10.	RELATED PARTY TRANSACTIONS (continued)

Balances and transactions between the Company and its subsidiaries have been eliminated on consolidation and are not disclosed in this note. Details of the transactions between the Company and other related parties are as follows:

a)	The Company’s related parties consist of companies owned directly or indirectly, by directors and key management as follows:

Name	Nature of Transactions
Anfield, Sujir, Kennedy & Durno LLP	Legal fees (professional fees)
Calveston Worldwide Ltd.	Geological (exploration expenses)
Duarte Garcia Abogados S.A.S.	Legal fees (exploration expenses)
Nawati Trading S.A.	Consulting (exploration expenses)
Quantum Advisory Partners LLP	Accounting fees (administrative fees)

The Company incurred the following fees and expenses in the normal course of operations in connection with companies owned by directors and key management. Expenses have been measured at the exchange amount which is the amount of consideration established and agreed to by the related parties.

The Company’s related party expenses are as follows:

	For the year ended
	March 31, 2015		March 31, 2014
Exploration expenses	$172,9920	(1) (2) (3)	$14,657	(1)
Consulting	-		154,146	(2)
Administrative and professional fees	197,4449	(4) (5)	120,746	(4) (5)
	$370,3369		$289,549

(1)	The Company paid consulting services fees to Calveston Worldwide Ltd. whose consultant is one of the Company’s directors.

(2)	The Company paid consulting services fees to Nawati Trading S.A. whose consultant is the Company’s country manager.

(3)	The Company paid legal fees to Duarte Garcia Abogados S.A.S. whose incorporated partner is one of the Company’s directors.

(4)	The Company paid legal fees to Anfield, Sujir, Kennedy & Durno LLP whose incorporated partner is one of the Company’s directors.

(5)	The Company paid fees related to accounting services to Quantum Advisory Partners whose incorporate partner is the Company’s Chief Financial Officer.

SUNWARD RESOURCES LTD.
Notes to the Consolidated Financial Statements
For the Years Ended March 31, 2015 and 2014
(Expressed in United States dollars, unless otherwise noted)

10.	RELATED PARTY TRANSACTIONS (continued)

b)	Compensation of key management personnel:

The remuneration of directors and other members of key management personnel during the years ended March 31, 2015 and 2014 were as follows:

	For the year ended
	March 31, 2015	March 31, 2014
Salaries, fees and directors’ fees	$1,090,950	$1,358,885
Share-based payments	466,663	567,443
	$1,557,613	$1,926,328

i.	Salaries, fees and directors’ fees include consulting expenses disclosed in Note 10(a).

ii.	Share-based payments are the fair value of options and DSUs granted to key management personnel and directors.

c)	Related parties balances:

The balances due to the Company’s directors and officers included in accounts payables and accrued liabilities were $45,266 as at March 31, 2015 (March 31, 2014 – $17,988), which were paid subsequent to quarter end. These amounts are unsecured, non-interest bearing and are payable on demand.

11.	FINANCIAL INSTRUMENTS

Fair value of financial instruments

Financial instruments measured at fair value are classified into one of three levels in the fair value hierarchy according to the relative reliability of the inputs used to estimate the fair values. The three levels of the fair value hierarchy are:

Level 1	Unadjusted quoted prices in active markets for identical assets or liabilities;
Level 2	Inputs other than quoted prices that are observable for the asset or liability either directly or indirectly; and
Level 3	Inputs that are not based on observable market data.

The fair value of the Company’s accounts receivable, accounts payable and accrued liabilities and equity tax liability approximate carrying value, which is the amount recorded on the consolidated statement of financial position. The Company’s other financial instrument, cash and cash equivalents, under the fair value hierarchy is based on level one quoted prices in active markets for identical assets and level two quoted prices that are observable for the liability either directly or indirectly, respectively.

SUNWARD RESOURCES LTD.
Notes to the Consolidated Financial Statements
For the Years Ended March 31, 2015 and 2014
(Expressed in United States dollars, unless otherwise noted)

11.	FINANCIAL INSTRUMENTS (continued)

Financial risk

The Company is exposed to varying degrees to a variety of financial instrument related risks:

The Company’s financial instruments consist of cash and cash equivalents, accounts receivable, accounts payable and accrued liabilities and equity tax liability. Unless otherwise noted, it is management’s opinion that the Company is not exposed to significant interest or credit risks arising from these financial instruments.

a)	Credit risk

Financial instruments that potentially subject the Company to credit risk consist of cash and cash equivalents and accounts receivable. The Company deposits cash with high quality financial institutions as determined by rating agencies in Canada for which management believes the risk of loss to be minimal. Management believes that the credit risk with respect to accounts receivable is minimal as receivables mainly consist of input tax credits.

b)	Currency risk

The Company’s exposure to the Canadian dollar, expressed in United States dollars and denominated in Canadian dollars, on financial instruments is as follows:

	March 31,, 2015		March 31, 2014
	USD	CAD	USD	CAD
Cash and cash equivalents	$702,048 $	887,5299	$1,926,610	$2,130,445
Accounts receivable	5,137	6,4944	25,427	28,117
Accounts payable and accrued liabilities	(100,929)	(127,595)	(107,141)	(118,477)
	$606,256 $	766,428	$1,844,896	$2,040,085

Based on these balances, if the Canadian dollar had weakened (strengthened) against the United States dollar, with all other variables held constant, by 10%, accumulated other comprehensive loss would have increased (decreased) by approximately $60,626 (March 31, 2014 – $184,490).

The Company’s exposure to the Colombian peso, expressed in United States dollars and denominated in Colombian pesos, on financial instruments is as follows:

	March 31, 2015		March 31, 2014
	USD	COP	USD	COP
Cash and cash equivalents	$374,133	$947,599,144	$69,132	$135,858,013
Accounts payable and accrued liabilities	(17,768)	(45,003,473)	(44,614)	(87,676,410)
Equity tax liability	(1,512)	(3,829,125)	(97,041)	(190,704,884)
	$354,853	$898,766,546	$(72,523)	$(142,523,281)

Based on these balances, if the Colombian peso had weakened (strengthened) against the United States dollar, with all other variables held constant, by 10%, net loss would have increased (decreased) by approximately $35,000 (March 31, 2014 – $7,000).

SUNWARD RESOURCES LTD.
Notes to the Consolidated Financial Statements
For the Years Ended March 31, 2015 and 2014
(Expressed in United States dollars, unless otherwise noted)

11.	FINANCIAL INSTRUMENTS (continued)

Financial risk (continued)

c)	Interest rate risk

Interest rate risk is the risk that the fair value or future cash flows of a financial instrument will fluctuate because of changes in market interest rates.

The Company’s cash is held in financial institutions in interest bearing accounts. The Company currently does not have interest bearing debt and is not exposed to significant interest rate risk. The Company has no investments in asset-backed commercial paper.

d)	Liquidity risk

Liquidity risk is the risk that the Company will not be able to meet its obligations as they become due. The Company’s approach to managing liquidity risk is to ensure that it will have sufficient liquidity to meet liabilities when due. The Company manages its liquidity risk by forecasting cash flows from operations and anticipating any investing and financing activities. Management and the Board of Directors are actively involved in the review, planning and approval of significant expenditures and commitments. Management believes that the Company has sufficient cash resources to meet its obligations as they become due.

e)	Price risk

The Company is exposed to price risk with respect to commodity and equity prices. The ability of the Company to explore its mineral properties and the future profitability of the Company are directly related to the market price of gold and other precious metals. The Company monitors gold and other commodity prices to determine the appropriate course of action to be taken by the Company.

12.	CAPITAL DISCLOSURE

The Company’s objectives when managing capital are to safeguard the Company’s ability to continue as a going concern in order to pursue the exploration and development of its exploration and evaluation assets, acquire additional mineral property interests and to maintain a flexible capital structure which optimizes the costs of capital at an acceptable risk. In the management of capital, the Company includes the components of equity. The Company manages the capital structure and makes adjustments to it in light of changes in economic conditions and the risk characteristics of the underlying assets. To maintain or adjust the capital structure, the Company may attempt to issue new shares, issue debt, acquire or dispose of assets or adjust the amount of cash and cash equivalents and investments.

In order to facilitate the management of its capital requirements, the Company prepares annual expenditure budgets that are updated as necessary depending on various factors, including successful capital deployment and general industry conditions. The annual and updated budgets are approved by the Board of Directors.

The Company currently is not subject to externally imposed capital requirements. There were no changes in the Company’s approach to capital management for the year ended March 31, 2015.

SUNWARD RESOURCES LTD.
Notes to the Consolidated Financial Statements
For the Years Ended March 31, 2015 and 2014
(Expressed in United States dollars, unless otherwise noted)

13.	COMMITMENTS AND CONTINGENCIES

a)	Commitments

The Company has entered into certain lease and service agreements. The Company’s future minimum payments under these agreements are as follows:

			After three
		After one year	years but not
		but not more	more than five	More than five
	Less than a year	than three years	years	years
Operating lease	$69,000	$106,000	$-	$-
Consulting and contract services	187,000	97,000	-	-
	$256,000	$203,000	$-	$-

b)	Contingencies

Investigation of alleged failure to obtain water permits

During the year ended March 31, 2014, Corantioquia, the environmental agency for the Colombian State of Antioquia (“Corantioquia”), notified the Company of administrative proceedings which would have required a suspension of drilling activities resulting from what the agency alleges to be an omission in failure to obtain a water permit or concession. The Company believes that it has operated the project in conformance with proper environmental practices and is completing proper site remediation in the normal course. In fact, Corantioquia personnel had inspected the site on a regular basis over the previous several years, including with previous owners, and this was the first time the issue of water permits had been raised. The Company has responded to the administrative actions and has had various discussions with Corantioquia representatives with a view to resolving the matter. On October 31 and December 30, 2013, the Company received notices that Corantioquia had lifted the suspension on future drilling activities but is still considering whether to assess a penalty for failure to obtain water permits. As the investigation is ongoing, it is not possible to predict the outcome of this investigation and any resulting penalty that may be imposed.

Investigation of alleged environmental violation

During the year ended March 31, 2014, Corantioquia initiated an investigation into allegations that a local water source had been affected as a result of the Company’s drilling activities at Titiribi. Corantioquia has met with the Company to discuss this matter. Based on previously established environmental protocols including water quality monitoring stations near areas of drilling activities in the Titiribi area, the Company does not believe it has engaged in any activity which could have affected the water source in question and has engaged Colombian experts to provide a scientific opinion in this regard. On December 12, 2013, Corantioquia issued resolution No. 13128232 dismissing the allegations as the environmental agency’s internal studies showed that the water table levels are within acceptable, documented norms.

SUNWARD RESOURCES LTD.
Notes to the Consolidated Financial Statements
For the Years Ended March 31, 2015 and 2014
(Expressed in United States dollars, unless otherwise noted)

13.	COMMITMENTS AND CONTINGENCIES (continued)

b)	Contingencies (continued)

Notice of Arbitration received over alleged environmental violation

On April 28, 2014, the Company received notice that Luisa Maria Escobar Wolf (“Escobar-Wolf”) filed an arbitral action against the Company pursuant to the arbitration clause contained in an easement agreement under which the Company had acquired certain land access rights at Titiribi. Escobar-Wolf alleges that a local water source had been affected as a result of the Company’s drilling activities at Titiribi and is seeking, amongst other things, damages of approx. USD$1.35 million. These allegations are the same ones that Corantioquia had been investigating during the year-end March 31, 2014 as discussed immediately above, which were dismissed pursuant to resolution No. 13128232 issued on December 12, 2013. While the Company believes the probability of a favorable decision is more likely than not, the Company has determined that it is too early to predict the outcome of the arbitration proceedings or the ultimate impact to the Company.

14.	SEGMENTED INFORMATION

The Company has one reportable segment, being the acquisition and exploration of mineral properties. Geographical information is as follows:

	March 31, 2015	March 31, 2014
Non-current assets
Canada	$26,319	$36,235
Colombia	3,133,497	23,822,318
	$3,159,816	$23,858,553

SUNWARD RESOURCES LTD.
Notes to the Consolidated Financial Statements
For the Years Ended March 31, 2015 and 2014
(Expressed in United States dollars, unless otherwise noted)

15.	INCOME TAXES

A reconciliation of income taxes at statutory rates with the reported taxes is as follows:

	2015	2014

Loss for the year	$(24,008,132)	$(7,264,528)

Expected income tax (recovery)	$(6,242,000)	$(1,816,000)
Change in statutory, foreign tax, foreign exchange rates and other	(71,000)	778,000
Permanent Difference	42,000	323,000
Change in unrecognized deductible temporary differences	6,271,000	715,000
Total income tax expense (recovery)	$-	$-

The Canadian income tax rate declined/increased during the year due to changes in the law that reduced/increased corporate income tax rates in Canada/British Columbia.

The significant components of the Company’s deferred tax assets that have not been included on the consolidated statement of financial position are as follows:

	2015	2014
Deferred Tax Assets (liabilities)
Exploration and evaluation assets	$9,024,000	$3,550,000
Property and equipment	94,000	19,000
Share issue costs	-	214,000
Allowable capital losses	203,000	223,000
Non-capital losses available for future period	5,264,000	3,944,000
	14,585,000	7,950,000
Unrecognized deferred tax assets	(14,585,000)	(7,950,000)
Net deferred tax assets	$-	$-

The significant components of the Company’s temporary differences, unused tax credits and unused tax losses that have not been included on the consolidated statement of financial position are as follows:

	2015	Expiry Date Range	2014	Expiry Date Range
Temporary Differences
Exploration and evaluation assets	$32,228,000	No expiry date	$10,443,000	No expiry date
Property and equipment	343,000	No expiry date	$73,000	No expiry date
Share issue costs	-		823,077	2033 to 2036
Allowable capital losses	779,000	No expiry date	857,692	No expiry date
Non-capital losses available for future period	19,801,000	2029 to 2035	16,576,000	2029 to 2034

Tax attributes are subject to review, and potential adjustment, by tax authorities.